Exhibit 99.1


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                            ASSET PURCHASE AGREEMENT



                                      AMONG



                          FRANKLIN CAPITAL CORPORATION

                                (THE "PURCHASER")



                                       AND



                          WINSTAR RADIO NETWORKS, LLC,

                           WINSTAR GLOBAL MEDIA, INC.

                                       AND

                         WINSTAR RADIO PRODUCTIONS, LLC

                          (COLLECTIVELY, THE "SELLERS")






                                                              AUGUST 8, 2001


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
                            ASSET PURCHASE AGREEMENT

           This ASSET PURCHASE AGREEMENT (the "Agreement"), is entered into this 8th day of August, 2001, by and among WINSTAR RADIO NETWORKS, LLC., a Delaware limited liability company, 685 Third Avenue, 31st Floor, New York, New York 10017 ("WRN"), WINSTAR GLOBAL MEDIA, INC., a Delaware corporation, 685 Third Avenue, 31st Floor, New York, New York 10017 ( "WGM"), and WINSTAR RADIO PRODUCTIONS, LLC, a Delaware limited liability company, 685 Third Avenue, 31st Floor, New York, New York 10017 ("WRP" and, together with WRN and WGM, "Sellers") and FRANKLIN CAPITAL CORPORATION., a Delaware corporation, 450 Park Avenue, 10th Floor, New York 10022 ( "Purchaser").

                                    RECITALS

           WHEREAS, Sellers are engaged in the business of producing and distributing programming on various radio networks and selling advertising in relation thereto (the "Business"); and

           WHEREAS, Sellers have concluded that it would be in their collective best interests if Sellers sold substantially all of their assets; and

           WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, certain of Sellers' assets as more fully described herein.

           NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, AGREE AS FOLLOWS:

1. The Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall purchase and accept from Sellers for the Purchase Price (as defined in Section 2 herein), and Sellers shall sell, assign, transfer, convey and deliver to Purchaser, all of Sellers' respective rights, title and interest in and to the following assets (the "Assets"):

           1.1 Sellers' accounts receivables, security deposits, and prepayments except those receivables identified on SCHEDULE 1.1;

           1.2 The contracts between the Sellers and the producers, advertisers, employees, and independent contractors listed on SCHEDULE 1.2;

           1.3 All Sellers' program archives and interviews ;

           1.4 The furniture and fixtures listed in SCHEDULE 1.4;

           1.5 The desktop computers, printers, software and equipment listed in
SCHEDULE 1.5. In the event that any computers, printers, software or equipment located at the Sellers' facilities (the "Facilities") and used in the Business are not owned by the Sellers, Sellers will cause the owner of such computers, printers, software or equipment to enter into an agreement providing for

Purchaser's use such property free of charge or at such owner's actual cost (if there is a cost associated with such equipment) for a period of not less than twelve (12) months;

           1.6 The production equipment listed in SCHEDULE 1.6;

           1.7 The office leases for certain facilities listed in SCHEDULE 1.7; and

           1.8 All intellectual property owned by Sellers that is associated with the assigned radio programs and program archives, including without limitation all of Sellers' right title and interest in and to the name "Global Media," but excluding any and all trade names trademarks or other intellectual property that includes the name "Winstar." Purchaser acknowledges that Sellers make no representations or warranties regarding any trademarks and/or trade names, and that Sellers have not taken any steps to perfect their rights in and to the name "Global Media."

2. Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be the aggregate of the amounts detailed in Section 2.1 below.

           2.1 Purchase Price. The Purchase Price will be Six Million Two Hundred Thousand Fifty Dollars ($6,250,000). The Purchaser will pay Sellers the Purchase Price as follows:

           2.1.1 $5,250,000, less Counsel Fees (as defined in Section 2.2 herein) by wire transfer in immediately available funds or by certified check, at Closing, as directed by Sellers in writing to Purchaser (the "Payment");

           2.1.2 a promissory note (the "Note") in the amount of $1,000,000 with simple interest at LIBOR, with a maturity date six months from the Closing Date. The Note shall provide that Purchaser shall have the right to set off against the payment of principal and interest at maturity any amounts incurred by Purchaser arising from Sellers' breach of its representations and warranties contained in sections 5.5 and 5.6 herein and/or amounts incurred in defending against third party claims arising from or relating to Sellers' alleged breaches of such representations and warranties.

           2.2 Sellers' Counsel Fees. The Purchaser shall deduct from the Purchase Price and pay directly to Sellers' counsel their legal fees associated with this transaction, if any, that have not already been paid by Sellers ("Counsel Fees") as reflected in an invoice from Sellers' counsel (the "Counsel Invoice"), which will be provided to the Sellers at least two Business Days prior to Closing. A Business Day is any Monday through Friday of the year on which national banking institutions in the City of New York, New York are open to the public for conducting business and are not required to be closed.

           2.3 Payment. At Closing, Purchaser shall pay the Payment, as directed by Sellers to Purchaser in writing, by wire transfer in immediately available funds or by certified check, and shall pay the Counsel Fees, if any, directly to Sellers' counsel, by wire transfer in immediately available funds or by certified check.

3. Assumption of Liabilities. Upon Closing, the Purchaser shall assume the obligation to satisfy the following (the "Assumed Liabilities"):

           3.1 all payables related to the Business that have arisen in the ordinary course of business in the thirty (30) days prior to the Closing (other than such payables which the Purchaser has not been made aware of on or prior to the Closing) that will be listed in SCHEDULE 3.1, which schedule will be delivered to Purchaser at least 2 Business Days prior to Closing; provided, however, such liabilities shall not exceed $500,000 in the aggregate;

           3.2 all liabilities related to the operation of the Business incurred or arising after the Closing Date,

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           3.3 all amounts due and payable to Walter Shaw at the time of Closing as listed in SCHEDULE 3.1, which liability shall not exceed $500,000; and

           3.4 all amounts due and payable to Launch Media at the time of Closing which liability shall not exceed $329,000.

           Purchaser is not assuming any liability of any of the Sellers or of the Business except as expressly provided in this Section 3. Furthermore, it is expressly agreed that Purchaser is not assuming any of the liabilities on
Schedule 1.1.

4. Retained Assets and Obligations. Sellers shall retain the following assets and liabilities (the "Retained Assets and Liabilities"):

           4.1 all liabilities related to the Business other than the Assumed Liabilities; and

           4.2 all other rights and assets of Sellers and of the Business not expressly assigned or transferred to or assumed by Purchaser hereunder.

5. Sellers' Representations. Each Seller, jointly and severally, represents and warrants to Purchaser as follows:

           5.1 Organization. Such Seller is a duly and validly organized limited liability company or corporation, as applicable, in good standing under the laws of the State of Delaware, and has all requisite limited liability company or corporate, as the case may be, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (the "Transaction").

           5.2 Authority. Such Seller has duly and validly taken all action necessary to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments to be delivered by such Seller in connection with the Transaction, and this Agreement and such other agreements and instruments required to be executed and delivered by such Seller have been, or when delivered, will have been, duly executed and delivered by such Seller.

           5.3 Binding. Subject to the terms and conditions hereof, this Agreement constitutes the valid, binding and enforceable obligations of such Seller, enforceable in accordance with its terms, except as enforceability may be limited or barred by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

           5.4 No Conflicts. Neither the execution and delivery of this Agreement by such Seller or any other agreements or instruments to be delivered by such Seller in connection with the Transaction nor the consummation by such Seller of the transactions contemplated hereby or thereby: (a) violates or conflicts with the certificate of formation or incorporation or the limited liability operating agreement or by-laws of such Seller; (b) violates or conflicts with, or constitutes a default under, or results in a breach of, or gives rise to any right of termination, cancellation or acceleration under, any term or provision of any license, loan agreement, promissory note, indenture or other contract to which such Seller is a party or by which such Seller or the Assets are bound or affected; or (c) violates or conflicts with any order, writ, injunction, or decree of any court, administrative agency or governmental body, or require the approval, consent, or permission of any governmental or regulatory body or authority.

           5.5 Title to Assets. Such Seller has or, at Closing will have, good and marketable title, and at the Closing, such Seller shall deliver to Buyer, good and marketable title to all of the Assets owned by such Seller, free and clear of all liens, encumbrances and rights of third parties.


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           5.6 Consents. To the best of Sellers' knowledge, no consent or approval from any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or limited liability corporation (collectively, "Person") or governmental authority (including, without limitation, any bankruptcy court or creditors' committee) is required for the execution and delivery of this Agreement by the Sellers.

           5.7 Litigation. Except as disclosed on SCHEDULE 5.7, there is no claim, dispute, grievance, arbitration, action, proceeding or investigation pending or threatened against such Seller including, without limitation, by former employees arising from such individuals' employment with such Seller, related to the Business or the Assets and such Seller is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality related to the Business or the Assets.

           5.8 Taxes. Such Seller has satisfied all federal, state and local tax liabilities due prior to Closing in connection with the Business.

           5.9 Accounts Receivable and Payable. SCHEDULE 5.9 will be delivered to Purchaser at least two Business prior to the Closing Date, which Schedule will reflect the accounts receivable of the Business as of three Business Days prior to the Closing Date and the related aging report as of such date. The accounts receivables being sold to the Purchaser hereunder are valid and genuine accounts receivables, arising in the ordinary course of business. Sellers have been paying off their respective accounts payable in the ordinary course of business consistent with past practice.

           5.10 The amount of Sellers' accounts receivable at the time of Closing will be approximately $4,900,000 ("Closing Receivables"), and the accounts payable to third party producers associated with such receivables will be approximately $2,600,000 ("Producer Payables"). In the event that the difference between the actual Closing Receivables and actual Producer Payables ("Receivables Differential") is less than $2,200,000 as reflected in SCHEDULE 5.10, Purchaser may reduce the Purchase Price by the amount by an amount equal to $2,200,000 less the Receivables Differential (the "Payment Reduction"), which Capital Reduction shall be Purchaser's sole remedy for a breach of this section. In the event that the Receivables Differential exceeds $2,400,000, the Purchase Price shall be increased by an amount equal to the Receivables Differential less $2,400,000 (the "Payment Increase").

           5.11 Contracts. True, correct and complete copies of the contracts listed on SCHEDULE 1.2 (the "Assumed Contracts") have been reviewed by Purchaser. Sellers are not in material breach of or default under any of the Assumed Contracts. There has not occurred any material default by any Seller or, to the best of Seller's knowledge by any other person, who is a party thereto under any Assumed Contract. The Assumed Contracts were made in the ordinary course of business, are valid and binding agreements and are in full force and effect and have not been revoked or canceled by any Seller or by any other party thereto. No Seller has received any notice from a party to any Assumed Contract that it is a party to that such party intends to terminate such Assumed Contract or that such Seller is in breach of such Assumed Contract.

           5.12 Financial Information. Sellers have delivered to Buyer correct and complete copies of an unaudited balance sheet and the related statements of operations for the Business for the period ended June 30, 2001 (collectively, the "Financial Statements"), copies of which are attached as SCHEDULE 5.12. The Financial Statements (i) have been prepared in accordance with the books and records of Sellers and Generally Accepted Accounting Principles and (ii) fairly present, in all material respects, the financial condition and the results of operations of the Business as of and for the respective period ended on such date, subject to normal year-end adjustments (none of which are anticipated to be material in amount).

           5.13 Employee Matters. Set forth on SCHEDULE 5.13 is a correct and complete list of each of the employees of the Business, their current salaries and the respective dates such employees began working for the Business. A


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correct and complete summary of the benefit package that the Sellers' current employees receive is set forth on SCHEDULE 5.13. No employee has notified any of the Sellers' that such employee intends to terminate his or her employment with such Seller.

           5.14 Proprietary Rights. The Sellers are the exclusive owners of the Intellectual Property being transferred pursuant to Section 1.8. Sellers have not received any notices of any challenge of any kind with respect thereto.

           5.15 Programming and Affiliate Stations. SCHEDULE 5.15 will be delivered to Purchaser at least three Business Days prior to the Closing Date and such schedule will contain a listing of the owned and operated programming of the Business and of the affiliate stations by owned and operated programming that is true and correct in all material respects.

           5.16 Insurance. SCHEDULE 5.16 is a true and accurate listing of insurance policies currently in effect relating to the Business.

6. Purchaser's Representations. The Purchaser represents and warrants to Sellers as follows:

           6.1 Organization. Purchaser is a duly and validly organized corporation in good standing under the laws of its State of Delaware and it has all requisite corporate power and authority to enter into this Agreement and to consummate the Transaction.

           6.2 Authority. All corporate action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements associated herewith has, or at the Closing will have been, duly and validly taken and this Agreement and such other agreements and instruments have been, or when delivered, will have been, duly executed and delivered by Purchaser.

           6.3 Binding. Subject to the terms and conditions hereof, this Agreement constitutes valid, binding and enforceable obligations of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited or barred by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

           6.4 Financing. Prior to 5:00 p.m. in New York City on Friday, August 10, 2001, Purchaser shall have financing available sufficient to consummate the Transaction, and has the ability to deliver the Purchase Price with no further third party approvals.

7. Purchaser's Retention of Employees. Promptly after mutual execution of this Agreement, Purchaser shall make contingent offers of employment ("Offers") to all of Sellers' current employees listed on
           SCHEDULE 5.13 (the "Employees"). Purchaser shall offer each Employee employment in positions comparable to such Employee's current position with Sellers, with salaries and benefits which, taken as a whole are generally no less favorable than are currently provided by Sellers. The Offers shall be contingent on Closing, and will require each Employee to voluntarily resign his or her position with Sellers on or before Closing. Provided that Purchaser is in compliance with the terms of this Section, Sellers waive any objection to Purchaser's solicitation of its employees listed on SCHEDULE 5.13 Purchaser agrees to employ each Employee with no reduction in salary or benefits or material modification in responsibilities or seniority until December 31, 2001 provided that Purchaser shall have the right to terminate any such Employee for cause at any time. Purchaser shall be solely liable for any and all severance liability associated with terminating any Employee for any reason, including for cause, after Closing, and will indemnify and hold harmless Sellers against any claim asserted by an Employee based on Purchaser's breach of the terms of this section.


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8          The Closing.

           8.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1675 Broadway, New York, New York 10019 at 10:00 a.m. on or about August 15, 2001, or at such time, date or place as the parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

           8.2 Sellers' Deliveries. At the Closing, Sellers shall deliver to Purchaser:

                     8.2.1 Assignment Agreement, in the form attached as EXHIBIT A, or such other form as necessary to convey good and marketable title to the Purchaser, for all contracts, intellectual property and receivables included in the Assets.

                     8.2.2 Bill of Sale, in the form attached as EXHIBIT B, or such other form as necessary to convey good and marketable title to the Purchaser, for all inventory, personal property and real estate included in the Assets.

                     8.2.3 Receipt for the Payment.

                     8.2.4 Counsel Invoice, as described in Section 2.1.

                     8.2.5 Copies, certified by the Secretaries of Sellers, of the minutes of the meetings of Sellers' governing body at which authority was granted to consummate this transaction.

                     8.2.6 A consent of the Sellers' sole shareholder, approving the transactions contemplated herein.

                     8.2.7 A certificate, executed by an officer of each of the Sellers, certifying that the representations and warranties are true and correct as of the Closing Date.

                     8.2.8. Documentation reflecting that all liens relating to the Assets have been terminated.

                     8.2.9 A consent from Walter Shaw pursuant to Section 11.6 herein.

                     8.2.10 A consent from any third party whose consent is required to effect the transfer of good and marketable title to the Assets as contemplated herein.

           8.3 Purchaser's Deliveries. At the Closing, Purchaser shall deliver to the Sellers:

                     8.3.1 Copies, certified by the Secretary of Purchaser, of the minutes of the meeting of Purchaser's Board of Directors at which authority was granted to consummate this transaction.

                     8.3.2 Payment of the Payment as outlined in Section 2.2 herein.

                     8.3.3 Evidence of payment of Sellers' Counsel Fees.


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           8.4 Further Assurances. After the Closing Date, each party, at the request of the other, shall furnish, execute, and deliver such documents, instruments, certificates, notices, or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this Agreement.

9. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement, and all statements contained in this Agreement, the Schedules and the Exhibits to this Agreement, and any other document delivered by the parties pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), shall survive the Closing Date until the first anniversary of the Closing Date.

10.        Additional Covenants.

           10.1 Conduct of Business. Between the date of this Agreement and the Closing Date, the Sellers shall operate the Business only in the usual, regular and ordinary manner as such Business was conducted prior to the date hereof and, to the extent consistent with such operation, use their reasonable efforts to preserve, consistent with past practice, their relationships with customers, suppliers, employees, program producers and others having business dealings with Sellers until the Closing Date.

           10.2 Financial Matters. Between the date of this Agreement and the Closing Date, the Sellers will not shorten or lengthen the customary payment cycles or modify the terms of any of their receivables or payables, respectively.

           10.3 Maintenance of Insurance. The insurance policies as listed on
           SCHEDULE 5.16 will remain in full force and effect between this date and the Closing Date.

           10.4 Cooperation with Auditors. The Sellers will use their best efforts to make their outside auditors available to the Purchaser and cooperate with the Purchaser and such auditors in connection with Purchaser's preparation of audited financial statements for the Business; provided, however, the cost of such auditors shall be borne by the Purchaser.

           10.5 Transition Services. Sellers shall provide the services listed on SCHEDULE 10.5 to Purchaser for ninety (90) days after Closing at customary rates, if any.

11. Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

           11.1 No Proceeding or Litigation. (i) No action shall have been commenced by any governmental authority against Sellers or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated hereby and (ii) no injunction or order of any governmental authority or law shall be in effect, which, in the case of each of (i) and (ii), is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement.

           11.2 Organizational Documents and Resolutions. Purchaser shall have received true and complete copies of resolutions duly and validly adopted by the governing body of each of the Sellers and of the Sellers' sole shareholder evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, accompanied by a certificate of the Secretary or Assistant Secretary of such Seller, dated as of the Closing Date, stating that such resolutions were duly adopted and are in full force and effect.

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           11.3 Sellers' Deliveries. Sellers shall have provided to Purchaser the items specified in Section 8.2 herein.

           11.4 Termination of Liens. On or before the Closing Date, Purchaser shall have received written evidence from Sellers that all liens related to the Assets, if any, have been terminated.

           11.5 Representations and Warranties of Sellers. All representations and warranties of Sellers contained in this Agreement, subject to the variance contemplated in sections 5.10, shall be true and correct, as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date.

           11.6 Consent of Walter Shaw. Walter Shaw shall have consented to the assignment of his employment contract to Purchaser, and will have certified that all amounts due to him as of the Closing Date, except amounts relating to the liabilities assumed by Purchaser under
           Section 3.3 herein have been paid in full.

           11.7 Material Adverse Change. There will be no material adverse change in the business, properties, results of operations, condition (financial or otherwise) or prospects of the Sellers between June 30, 2001 and the Closing Date.

12.        Termination.

           12.1 Termination. This Agreement may be terminated (by delivery of written notice) at any time prior to the Closing Date only as follows:

                      12.1.1 by written agreement of Sellers and Purchaser at any time;

                      12.1.2 by Purchaser or by Sellers in the event that any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided that the terminating party has not instigated or been instrumental in instigating the action in which any such order, decree or ruling is issued;

                      12.1.3 by either Sellers or Purchaser by written notice given to the other at any time after September 30, 2001 if , through no fault of the party seeking termination, the Closing shall not have occurred;

                      12.1.4 by Sellers in the event that the Payment Reduction pursuant to Section 5.10 exceeds $500,000, unless Purchaser waives its right to have the Purchase Price reduced the amount of the Payment Reduction in excess of $500,000; and

                      12.1.5 by Purchaser, in the event that the Payment Increase pursuant to Section 5.10 exceeds $500,000, unless Sellers waives their right to have the Purchase Price increased the amount of the Payment Increase in excess of $500,000

           12.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 12.1, this Agreement shall forthwith be canceled and rendered null and void in its entirety without further liability or obligation of any party to another party, except that if this Agreement terminates as a result of Sellers' failure to meet a condition necessary for Closing, or if Seller otherwise refuses to complete this transaction, Seller shall reimburse Purchaser for its reasonable out of pocket expenses incurred to the date of termination; provided, however, any termination pursuant to Section
           12.1. shall not be deemed a waiver of any rights or remedies otherwise available under this Agreement, by operation of law or otherwise and shall not relieve a breaching party (whether or not it


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           is the terminating party) from any liability to the other party hereto arising from or related to such breach.

13.        Miscellaneous.

           13.1 Non-Disclosure. Subject to Sellers' obligation to disclose the terms and conditions of this Agreement to Franklin, and the obligations of Sellers' direct and indirect parent corporations, Winstar New Media Co., Inc. and Winstar Communications, Inc., to secure the highest and best offers pursuant to section 363 of the Bankruptcy Code, unless otherwise mutually agreed or required by applicable law, none of the parties will disclose in any way to any third party any information whatsoever relating to this transaction, except as required by law, including securities laws and regulations. Moreover, except as required by law and except for the press release in the form of SCHEDULE 14 annexed hereto, none of the parties will issue a news release or other public announcement concerning this transaction prior to Closing Date, and thereafter will not make any such announcement without the prior approval of the others.

           13.2 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be deemed given if given in writing, by hand, or delivered by nationally recognized overnight courier, or by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested) at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other.

           13.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

           13.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by Sellers and Purchaser.

           13.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer any rights, remedies, obligations or liabilities on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives.

           13.6 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions). Each party (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the state or federal courts located in New York County, New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York (as specified above) in any such suit, action or proceeding. Each party further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon him or it mailed by registered mail to his or its address shall be deemed in every respect effective service of process in any such suit, action or proceeding.

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
           13.7 Headings. The headings contained in this Agreement are solely for convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

           13.8 Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

           13.9 Fees and Expenses. All costs and expenses (including, without limitation, legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

           13.10 Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

           13.11 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties (other than to a party's parent company, majority-owned affiliates of the parent company, majority-owned subsidiaries of the party, or to the surviving entity resulting from the merger or the sale of stock of such party to a third party).



                            [SIGNATURE PAGE FOLLOWS]




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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by the appropriate officers, hereunder duly authorized on the day and year first written above:


                                   PURCHASER:

                                   FRANKLIN CAPITAL CORPORATION

                                   By: /s/ Stephen L. Brown
                                       ---------------------------------------
                                       Name: Stephen L. Brown
                                       Title: Chairman & CEO


                                   SELLERS:

                                   WINSTAR RADIO NETWORKS, LLC

                                   By: /s/ Stuart B. Rekant
                                       ---------------------------------------
                                       Name: Stuart B. Rekant
                                       Title: CEO


                                   WINSTAR GLOBAL MEDIA, INC

                                   By: /s/ Stuart B. Rekant
                                       ---------------------------------------
                                       Name: Stuart B. Rekant
                                       Title: CEO


                                   WINSTAR RADIO PRODUCTIONS, LLC

                                   By: /s/ Stuart B. Rekant
                                       ---------------------------------------
                                       Name: Stuart B. Rekant
                                       Title: CEO



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